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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in Amendment No. 2 to Form SB-2 in the Prospectus constituting part of this Stock Registration Statement of our reports dated August 23, 1996 relating to the financial statements of Amtel Communications, Inc. and Combined Companies, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.


/s/ Harlan & Boettger

San Diego, California

December 9, 1996